Eaton Vance 5-to-15 Year Laddered
Municipal Bond Fund

Material changes to the investment policies of the Fund are described the Fund's revised prospectus and statement of additional information, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.